Exhibit 10.8.23

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of May 17, 2002, is made by and among Westaff, Inc., a Delaware corporation (“Parent”), Westaff (USA), Inc., a California corporation (“Westaff USA”), Westaff (CA), Inc., a California corporation (“WCA”), Westaff Limited Partnership, a Delaware limited partnership (“WestLP”, collectively with Westaff USA and WCA, “US Borrowers”), Westaff Support, Inc., a California corporation (as “Term Borrower”), Westaff (GP), Inc., a California corporation (“WGP”),  Westaff (LP), Inc., a California corporation (“WLP”), Western Medical Services, Inc., a California corporation (“WMS”), and Mediaworld International, a California corporation (“MWI”); (Parent, Westaff USA, Term Borrower, WGP, WLP, WestLP, WCA, WMS, and MWI are sometimes collectively referred to herein as “Grantors” and individually as a “Grantor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and in its capacities as US Agent and UK Agent for Lenders (“Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Multicurrency Credit Agreement dated as of the date hereof by and among US Borrowers, Term Borrower, Westaff (U.K.) Limited, a limited liability company organized under the laws of England and Wales (“UK Borrowers and collectively with US Borrowers and Term Borrower the “Borrowers”), Parent, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, amended and restated, supplemented, replaced or otherwise modified, the “Credit Agreement”), Lenders have agreed to make the Loans to US Borrowers, Term Borrower and UK Borrower, and US Revolving Lenders have agreed to incur Letter of Credit Obligations on behalf of Westaff USA upon request by Borrower Representative;

WHEREAS, (a) Parent owns all the issued and outstanding shares of Westaff USA, (b) Westaff USA owns all the issued and outstanding shares of WGP, WLP, WCA, WMS, MWI and Term Borrower, and (c) WGP and WLP collectively owns all the membership interests in WestLP;

WHEREAS, Parent has pursuant to a Parent Guaranty dated as of the date hereof, and each of WGP, WLP, WMS, and MWI, has pursuant to a Subsidiary Guaranty dated as of the date hereof, guarantied the obligations of Borrowers under the Credit Agreement and the other Loan Documents;

WHEREAS, each Grantor is or will be the legal and beneficial owner or both of the Collateral to be pledged by it hereunder;

WHEREAS, each Grantor will receive substantial benefits from the execution, delivery and performance of the Credit Agreement and Loan Documents;

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, it is a condition to the obligations of Lenders to make the Loans and to incur Letter of Credit Obligations that Grantors agree to grant a continuing Lien on the Collateral to secure the Obligations.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             DEFINED TERMS.

(a)           All capitalized terms used but not otherwise defined herein (including the preamble and recitals) shall have the meanings given to them in the Credit Agreement or in Annex A thereto.  All other terms contained in this Security Agreement, unless the context indicates otherwise, shall have the meanings provided for by the Code to the extent the same are used or defined therein.

(b)           “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.             GRANT OF LIEN.

(a)           To secure the prompt and complete payment, performance and observance of all of the Obligations (including, without limitation, each of US Borrower’s and Term Borrower’s Obligations arising under the cross-guaranty provisions of Section 12 of the Credit Agreement), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          all Documents;

(iv)          all General Intangibles (including, without limitation, any and all payment intangibles, Software, and in respect of WGP and WLP, all membership interests in WestLP);

(v)           all Goods (including, without limitation, Inventory, Equipment and Fixtures);

(vi)          all Instruments;

(vii)         all Investment Property;

(viii)        all Deposit Accounts, of any Grantor, including all Blocked Accounts, Concentration Accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

(ix)           all money, cash or cash equivalents of any Grantor;

(x)            all Supporting Obligations and Letter-of-Credit Rights of any Grantor;

(xi)           the Commercial Tort Claims set forth in Schedule 2(a)(i) hereto; and

(xii)          to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, provided, however, that the Collateral shall not include any Excluded Property.  “Excluded Property” means collectively, (a) any property or asset of such Grantor which is subject to a Permitted Encumbrance, but solely to the extent that the documents evidencing such Permitted Encumbrance explicitly prohibit the grant of a security interest in or Lien on such property or asset; provided, however, that at such time as such property or asset is no longer subject to such Lien or such prohibition, such property or asset shall (without any act or delivery by any Person) constitute Collateral hereunder; (b) any rights of such Grantor under any General Intangible existing prior to the Closing Date (other than with respect to any Account, payment intangible, Chattel Paper or promissory note related thereto or as may otherwise be provided under applicable law) (the “Affected Collateral”) if, and to the extent, the granting of a security interest therein in favor of Agent would cause a default under the provisions of, or be prohibited by the express terms of, such Affected Collateral; provided, however, that at such time as such Affected Collateral is no longer subject to such prohibition, such Affected Collateral shall (without any act or delivery by any Person) constitute Collateral hereunder; (c) Stock in any foreign Subsidiary owned by any Grantor, if and solely to the extent that the grant of a Lien herein would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the IRC, which investment would trigger any increase in the gross income of a United States shareholder of  such Grantor pursuant to  Section 951 (or a successor provision) of the IRC, or if such grant of a Lien would result in a material stamp tax, duty or other tax imposed upon any Grantor or such foreign Subsidiary; and (d) any Permit now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof) solely to the extent the granting of a security interest therein in favor of Agent would be prohibited by law; provided, however, that at such time as such Permit is no longer subject to such prohibition, such Permit shall (without any act or delivery by any Person) constitute Collateral hereunder.  “Permit” means any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any Person acting on behalf of a Government Authority).

(b)           In addition to, and without limiting any of the foregoing, in order to support the payment and performance of the Obligations, and until the Termination Date, US Borrower hereby absolutely assigns, sells and transfers to Agent, for itself and for the benefit of Lenders, all claims and moneys due or to become due under the Government Contracts, and agrees that all payments due or to become due under the Government Contracts shall be made to and at the direction of Agent.  “Government Contracts” means each of the contracts identified on Schedule 2(b) hereto entered into by US Borrower with the Department of the Treasury, Bureau of the Public Debt, 200 3rd St. UNB 4th Floor, Parkersburg, WV 26101-5312, as such contracts may be amended, restated, replaced, extended or reaffirmed from time to time.

(c)           In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, each Grantor hereby grants to Agent, for itself and the benefit of Lenders, a right of setoff against the property of such Grantor held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

3.             AGENT’S AND LENDERS’ RIGHTS: LIMITATIONS ON AGENT’S AND LENDERS’ OBLIGATIONS.

(a)           It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto.  Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)           Agent may at any time after an Event of Default has occurred and is continuing without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent.  Furthermore, if Agent determines that Account Debtors’ contra-accounts or set-off rights may cause the applicable Borrowing Availability to be less than zero, Agent may notify Account Debtors that Agent has a security interest therein, and that payments shall be made directly to Agent.  Upon the request of Agent after the occurrence and during the continuance of an Event of Default, each Grantor shall so notify Account Debtors and other Persons obligated on the Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral in accordance with this Section 3(b), the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(c)           Agent may at any time in Agent’s own name, in the name of a nominee of Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount and terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles in respect of such Grantor, provided that Agent shall use reasonable efforts to notify the applicable Grantor subsequent to any such communication.  If an Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to each Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may reasonably request.

4.             REPRESENTATIONS AND WARRANTIES.  Each Grantor represents and warrants that:

(a)           Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances.

(b)           No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances.

(c)           This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code.  Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of the Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business, and holders of Permitted Encumbrances).  All action by any Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

(d)           Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor.  All action by any Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken.  The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor.

(e)           Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III-A, Schedule III–B and Schedule III–C,  Schedule III–D, Schedule III–E, Schedule III–F,  Schedule III–G, Schedule III–H, and Schedule III–I, respectively, hereto.  Each Grantor has only one state of incorporation or organization.

(f)            With respect to the Accounts, except as specifically disclosed in the most recent Collateral Report delivered to Agent (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or, to each Grantor’s knowledge, asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to each Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor’s books and records and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due.  Further with respect to the Accounts (x) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to the Agent with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or the Agent as required pursuant to the terms of Annex C to the Credit Agreement; and (z) to each Grantor’s knowledge, all Account Debtors have the capacity to contract.

(g)           No Grantor has any interest in, or title to, any Patent, Trademark or Registered Copyright except as set forth in Schedule IV hereto.  This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office, perfected Liens in favor of Agent on each Grantor’s Patents, Trademarks and Registered Copyrights in the United States and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor.  Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent’s Lien on each Grantor’s Patents, Trademarks or Registered Copyrights in the United States shall have been duly taken. “Registered Copyright” means any such Copyright as filed and registered with the United States Copyright Office.

(h)           No Grantor owns any motor vehicle.

5.             COVENANTS.  Each Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

(a)           Further Assurances: Pledge of Instruments; Chattel Paper.

(i)            At any time and from time to time, upon the reasonable written request of Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents (all in form and substance reasonably acceptable to Agent) and take such further actions as is necessary for the Agent to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation (A) using commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by such Grantor and to enforce the security interests granted hereunder; (B) executing and delivering appropriate Trademark Security Agreements, Copyright Security Agreements, Patent Security Agreement and other Control Agreements; and (C) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(ii)           Unless Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank, as applicable) promptly after such Credit Party receives the same; provided that any negotiable Documents, certificated securities, Chattel Paper and Instruments not delivered to the Agent (at the discretion of Agent) may not otherwise be pledged by Grantor to any other Person or otherwise used as security for any obligations other than the Obligations secured hereby and under the Pledge Agreement.

(iii)          Each Grantor shall, in accordance with the terms of the Credit Agreement, use commercially reasonable efforts to obtain waivers or subordinations of Liens from landlords and mortgagees at locations leased by Grantor where material

Collateral is located, and each Grantor shall in all instances use commercially reasonable efforts to obtain signed acknowledgements of Agent’s Liens from bailees having possession of any Grantor’s Goods that they hold for the benefit of Agent.

(iv)          If not waived by Agent in writing (which waiver may be revoked), each Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor other than for such securities accounts, commodities accounts or similar accounts that do not exceed $25,000 individually (or $40,000 with respect to the accounts of Westaff USA existing on the Closing Date at Sovereign Bank and Stillwater National Bank, and the Surety Certificate of Deposit held at Bank of America Account  #CD-21228977 (the “Surety Account”) (provided that amounts deposited in the Surety Account shall not exceed $750,000)); provided, however, at no time shall the aggregate balances (other than amounts deposited in the Surety Account up to $750,000) for all Credit Parties in such securities accounts, commodities accounts or similar accounts which are not subject to Control Letters and in Deposit Accounts which are not subject to applicable tri-party account control agreements (as set forth in clause (v) below), exceed $250,000 in the aggregate.

(v)           In accordance with Annex C to the Credit Agreement, each Grantor shall obtain a pledged account, concentration account, blocked account, lockbox or similar control agreement with each bank or financial institution holding any Deposit Account(s), other than those Deposit Accounts located at such institution that do not exceed $25,000 individually (or $40,000 with respect to the accounts of Westaff USA existing on the Closing Date at Sovereign Bank and Stillwater National Bank, and the Surety Account (provided that amounts deposited in the Surety Account shall not exceed $750,000)), provided, however, at no time shall the aggregate balances (other than amounts deposited in the Surety Account up to $750,000) for all Credit Parties in Deposit Accounts not subject to the above referenced tri-party account control agreements and in securities accounts, commodities accounts or similar accounts not subject to Control Letters (as set forth in clause (vi) above), exceed $250,000 in the aggregate.

(vi)          Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify Agent thereof and thereafter enter into a tri–party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Agent.

(vii)         Each Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(viii)        Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates.  Each Grantor agrees to furnish any such information to the Agent promptly upon request.  Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ix)           Each Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

(b)           Maintenance of Records.  Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.  If any Grantor retains possession of any Chattel Paper or Instruments with Agent’s consent, such Chattel Paper and Instruments shall either be delivered to the Agent or be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders.”

(c)           Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)            Each Grantor shall notify Agent promptly if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, provided that no notification is required if such Patent, Trademark or Copyright is no longer useful to such Grantor’s business and, in the reasonable business judgment of such Grantor, has an insignificant economic value.

(ii)           In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may reasonably request to evidence Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii)          Each Grantor shall take all actions necessary or reasonably requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, except where failure to comply could not be reasonably expected to adversely affect in a material manner such Grantor’s ability to carry on its business as conducted as of the Closing Date or perform its obligations under any Loan Document to which it is a party, or such Patent, Trademark or Copyright is no longer useful to such Grantor’s business and, in the reasonable business judgment of such Grantor, has an insignificant economic value.

(iv)          In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(ix) of this Security Agreement.  Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d)           Indemnification.  In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is results from the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Agent or any Lender.

(e)           Compliance with Terms of Accounts, etc. Each Grantor will perform and comply with all material obligations in respect of the Collateral and all other material agreements to which it is a party or by which it is bound relating to the Collateral.

(f)            Limitation on Liens on Collateral.  No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(g)           Limitations on Disposition.  No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

(h)           Further Identification of Collateral.  Each Grantor will, if so requested by Agent, furnish to Agent, as often as Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.

(i)            Notices.  Each Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral that is known to such Grantor, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(j)            Good Standing Certificates.  Upon Agent’s request (but not more frequently than once during each Fiscal Year), each Grantor shall provide to Agent a certificate of good standing from its state of incorporation or organization.

(k)           No Reincorporation.  Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent, which consent shall not be unreasonably withheld.

(l)            WMSNY, Westaff Mexico, Western NZ, Western Staff Services, Westaff  Singapore.  Except as may otherwise be provided in the Credit Agreement, Parent, Term Borrower or WMS shall cause directly or indirectly WMSNY, Westaff Mexico, Western NZ, Western Staff Services or Westaff Singapore (collectively, the "Foreign Entities"), as applicable, to not incur any liabilities or conduct any business or operations, but may cause directly or indirectly such Foreign Entities to be dissolved, provided that any assets from such dissolution be distributed in accordance with the Credit Agreement. Notwithstanding anything to the contrary contained in this Security Agreement, Agent agrees that the shares of the foreign entities need not be delivered to Agent until such time as Agent may request in writing.

(m)          Terminations; Amendments Not Authorized.  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in favor of the Agent without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

(n)           Authorized Terminations.  Agent will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with Section 11.2(e) of the Credit Agreement.

6.             AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date each Grantor shall execute and deliver to Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent’s interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers.  Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent or any Lender shall have any duty as to any Collateral, except as provided by the Code, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF AND TO THE EXTENT OF DAMAGES RESULTING FROM THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.             REMEDIES:  RIGHTS UPON DEFAULT.

(a)           In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

(b)           If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, whether at such Grantor’s premises or elsewhere.  Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent.  Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent.  Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.  Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except to the extent such claims, damages and demands result from the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable attorneys’ fees and other reasonable out-of-pocket expenses incurred by Agent or any Lender to collect such deficiency.

(c)           Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d)           To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c).  Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

(e)           Neither Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Neither Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.             GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL.  For the purpose of enabling Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.             LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL.  Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10.           REINSTATEMENT.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.           NOTICES.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in Section 11.10 and Annex I of the Credit Agreement, and in respect of WGP, WLP, WMS, and MWI, to the address and facsimile number as follows:

If to WGP, WLP, WMS and MWI, at:

c/o Westaff (USA), Inc.

P.O. Box 9280

Walnut Creek, CA  94598

Attention:  Treasurer

Telecopier No.: 925-930-5361

Telephone No.: 925-952-2502

with copies to:

Westaff (USA), Inc.

P.O. Box 9280

Walnut Creek, CA  94598

Attention:  Chief Financial Officer

Telecopier No.: 925-934-5489

Telephone No.: 925-256-1518

Westaff (USA), Inc.

P.O. Box 9280

Walnut Creek, CA  94598

Attention:  Legal Department

Telecopier No.: 925-937-0593

Telephone No.: 925-930-5349

12.           SEVERABILITY.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantors with respect to the matters referred to herein and therein.

13.           NO WAIVER; CUMULATIVE REMEDIES.  Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Grantors.

14.           LIMITATION BY LAW.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.           TERMINATION OF THIS SECURITY AGREEMENT.  Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.  The Collateral shall be released immediately, upon the request and at the expense of the Grantors, from the Lien of this Security Agreement upon termination hereof or any permitted release of the Collateral in accordance with the provisions of any Loan Document, and Agent shall, upon the request of any Grantor, assign, transfer and deliver to such Grantor such of the Collateral to be released (in the case of a release) as may be in possession of Agent, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.

16.           SUCCESSORS AND ASSIGNS.  This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns as permitted under the Credit Agreement.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder.  No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

17.           COUNTERPARTS.  This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

18.           GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN SAN FRANCISCO COUNTY, CITY OF SAN FRANCISCO, CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTORS, AGENT AND LENDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SAN FRANCISCO COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION

TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF AND FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

19.           WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

20.           SECTION TITLES.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21.           NO STRICT CONSTRUCTION.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

22.           ADVICE OF COUNSEL.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

23.           BENEFIT OF LENDERS.  All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

WESTAFF, INC.,
a Delaware corporation

By:	/s/ Dirk A. Sodestrom

Name:	Dirk A. Sodestrom

Title:	Senior Vice President and Chief Financial Officer

WESTAFF (USA), INC.,
a California corporation

By:	/s/ Dirk A. Sodestrom

Name:	Dirk A. Sodestrom

Title:	Senior Vice President and Chief Financial Officer

WESTAFF SUPPORT, INC.,
a California corporation

By:	/s/ Dirk A. Sodestrom

Name:	Dirk A. Sodestrom

Title:	Senior Vice President and Chief Financial Officer

WESTAFF (GP), INC.,
a California corporation

By:	/s/ Dirk A. Sodestrom

Name:	Dirk A. Sodestrom

Title:	Senior Vice President and Chief Financial Officer

WESTAFF (LP), INC.,
a California corporation

By:	/s/ Dirk A. Sodestrom

Name:	Dirk A. Sodestrom

Title:	Senior Vice President and Chief Financial Officer

WESTAFF LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	/s/ Dirk A. Sodestrom

Name:	Dirk A. Sodestrom

Title:	Senior Vice President and Chief Financial Officer

WESTAFF (CA), INC.,
a California corporation

By:	/s/ Dirk A. Sodestrom

Name:	Dirk A. Sodestrom

Title:	Senior Vice President and Chief Financial Officer

WESTERN MEDICAL SERVICES, INC.,
a California corporation

By:	/s/ Gary A. Kittleson

Name:	Gary A. Kittleson

Title:	Executive Vice President and Chief Financial Officer

MEDIAWORLD INTERNATIONAL,
a California corporation

By:	/s/ Dirk A. Sodestrom

Name:	Dirk A. Sodestrom

Title:	Senior Vice President and Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Lawrence E. Ridgway

Name:	Lawrence Ridgway

Title:	Duly Authorized Signatory